REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Shareholders of Eaton
Vance Insured Municipal Bond Fund II,
Eaton Vance Insured California Municipal
Bond Fund II, Eaton Vance Insured Florida
Plus Municipal Bond Fund (formerly Eaton
Vance Insured Florida Municipal Bond
Fund), Eaton Vance Insured Massachusetts
Municipal Bond Fund, Eaton Vance Insured
Michigan Municipal Bond Fund, Eaton
Vance Insured New Jersey Municipal Bond
Fund, Eaton Vance Insured New York
Municipal Bond Fund II, Eaton Vance
Insured Ohio Municipal Bond Fund, and
Eaton Vance Insured Pennsylvania
Municipal Bond Fund:
In planning and performing our audits of the
financial statements of Eaton Vance Insured
Municipal Bond Fund II, Eaton Vance
Insured California Municipal Bond Fund II,
Eaton Vance Insured Florida Plus Municipal
Bond Fund (formerly Eaton Vance Insured
Florida Municipal Bond Fund), Eaton Vance
Insured Massachusetts Municipal Bond
Fund, Eaton Vance Insured Michigan
Municipal Bond Fund, Eaton Vance Insured
New Jersey Municipal Bond Fund, Eaton
Vance Insured New York Municipal Bond
Fund II, Eaton Vance Insured Ohio
Municipal Bond Fund, and Eaton Vance
Insured Pennsylvania Municipal Bond Fund
(collectively, the "Funds"), as of and for the
year ended September 30, 2008, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the funds; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
funds are being made only in accordance
with authorizations of management and
trustees of the funds; and (3) provide
reasonable assurance regarding prevention
or timely detection of unauthorized
acquisition, use, or disposition of a fund's
assets that could have a material effect on
the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of September
30, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Insured Municipal
Bond Fund II, Eaton Vance Insured
California Municipal Bond Fund II, Eaton
Vance Insured Florida Plus Municipal Bond
Fund (formerly Eaton Vance Insured Florida
Municipal Bond Fund), Eaton Vance
Insured Massachusetts Municipal Bond
Fund, Eaton Vance Insured Michigan
Municipal Bond Fund, Eaton Vance Insured
New Jersey Municipal Bond Fund, Eaton
Vance Insured New York Municipal Bond
Fund II, Eaton Vance Insured Ohio
Municipal Bond Fund, and Eaton Vance
Insured Pennsylvania Municipal Bond Fund
and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 17, 2008